EXHIBIT 10.1

                                      LEASE

                                   BALA CYNWYD

                                  PENNSYLVANIA

              BETWEEN THE PRUDENTIAL INSURANCE COMPANY OF AMERICA,

                                  AS LANDLORD,

                                       AND

                                  JUDGE, INC.,

                                    AS TENANT




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                                    L E A S E
                            BALA CYNWYD, PENNSYLVANIA


         1. PARTIES This Lease, made this 21st day of January, 1994, by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation having an office at 3 Gateway Center -- 13th Floor, Newark, New Jersey 07102 (hereinafter "Landlord"), and JUDGE, INC., a Pennsylvania corporation having its principal offices at 150 Monument Road, Suite 402, Bala Cynwyd, Pennsylvania 19004 (hereinafter "Tenant").

         2. PREMISES For and in consideration of the rent to be paid and the covenants and agreements to be performed by Tenant as hereinafter set forth, Landlord does hereby lease, demise and let unto Tenant that portion of the 8th floor, shown outlined and hatched in black on the floor plan attached hereto as Exhibit A and containing approximately 12,493 rentable square feet (hereinafter "Premises"), in Landlord's building known as Two Bala Plaza and located in Bala Cynwyd, Bala Cynwyd, Pennsylvania (hereinafter "Building").

         3. TERM The term of this Lease shall be for six (6) years, commencing on July 1, 1994, and expiring at midnight on June 30, 2000, unless renewed or sooner terminated as hereinafter provided.

         4. BASE RENT

         (a) Base Rent -- During the entire term of this Lease, Tenant shall pay to Landlord, as yearly rent (hereinafter "Base Rent"), the following sums in equal monthly installments in advance on the first day of each calendar month, without setoff or deduction:

                                    ANNUAL                         MONTHLY                       BASE RENT RATE
          PERIOD                    BASE RENT                      BASE RENT                    PER SQUARE FOOT
          ------                    ---------                      ---------                    ---------------

7/1/94-6/30/97                      $262,353.00                    $21,862.75                      $21.00/RSF
7/1/97-6/30/00                      $274,846.00                    $22,903.83                      $22.00/RSF


In the event the term of this Lease commences on a day other than the first day of a calendar month or expires on a day other than the last day of a calendar month, Tenant shall pay to Landlord a pro rata portion of the monthly installment of Base Rent for such partial month.

         (b) Additional Rent -- Whenever under the terms of this Lease any sum of money is required to be paid by Tenant in addition to the Base Rent herein reserved, and said additional



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sum is not designated as "additional rent," then if not paid when due, said sum shall nevertheless be deemed "additional rent" and be collectible as such with any installment of Base Rent thereafter falling due hereunder, but nothing herein contained shall be deemed to suspend or delay the payment of any such sum at the time the same became due and payable hereunder, or limit any other remedy of Landlord.

         (c) All payments of Base Rent and additional rent shall be paid when due, without demand, at the office of Premisys Real Estate Services, Inc., One Bala Plaza -- Suite E501, Bala Cynwyd, Pennsylvania 19004, or at such other place as Landlord may from time to time direct. All checks shall be made payable to Premisys Real Estate Services, Inc., Agent.

         (d) Security Deposit -- Landlord acknowledges receipt from Tenant of the sum of Twenty-One Thousand Eight Hundred Sixty-Two and 75/100 ($21,862.75) Dollars ("Security Deposit") to be held as collateral security for the payment of the Base Rent, additional rent and all other sums of money payable by Tenant under this Lease, and for the faithful performance of all other covenants and agreements of Tenant under this Lease. The Security Deposit, without interest, shall be repaid to Tenant within ninety (90) days after the expiration date of this Lease, provided Tenant shall have made all such payments and performed all such covenants and agreements. Upon any default by Tenant hereunder, at Landlord's sole option, Landlord may apply all or part of the Security Deposit on account of such default, and thereafter Tenant shall promptly restore the original amount of the Security Deposit.

         5.  OPERATION AND MAINTENANCE COSTS AND REAL ESTATE TAXES
             ADDITIONAL RENT

         (a) The costs and expenses of the operation, maintenance and repair of the Building (hereinafter "Operation and Maintenance Costs") shall include, without limitation, the cost and expense to Landlord of the following items:

         (1) All wages, salaries and fees of all employees and agents engaged in the management, operation, repair, replacement, maintenance and security of the Building, including taxes, insurance and all other employee benefits relating thereto.

         (2) All supplies and materials used in the management, operation, repair, replacement, maintenance and security of the Building.

         (3) All utilities consumed by the Building and the servicing thereof, including, without limitation, gas,

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         water, sewer and electricity for lighting, heating, ventilating and air-conditioning.

         (4) All maintenance and service contracts for the operation, repair, replacement, maintenance, and security of the Building, including, without limitation window cleaning, security system, heating, ventilating and air-conditioning system, fire sprinkler system, elevators and landscaping.

         (5) All fire and extended coverage (with all risk coverage) insurance and comprehensive general liability insurance for the Building (including all common areas) and Landlord's personal property and fixtures used in connection therewith.

         (6) All repairs (including necessary replacement) and general maintenance of the Building.

         (7) All cleaning and janitorial services for the Building.

         (8) The cost of any capital improvements (i) which are made for the primary purpose of reducing Operation and Maintenance Costs or
         (ii) which may be required by governmental authority under any governmental law or regulation that was not applicable to the Building as of the date of this Lease, which cost shall be amortized over the expected useful life of the capital improvement as reasonably determined by Landlord, together with interest on the unamortized balance at the rate equal to the Prime Rate being charged by Mellon Bank East, Philadelphia, Pennsylvania or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing such capital improvements. With respect to capital improvements under
         (i) above, Landlord may only include in each Year the annual amortized instalment plus applicable interest to the extent of the actual reduction in Operation and Maintenance Costs for the same Year.

         (9) All other costs and expenses necessarily and reasonably incurred by Landlord in the proper operation and maintenance of a first-class office building; provided, however, that the following shall be excluded from the term "Operation and Maintenance Costs": (i) expenses for any capital improvements made to the Building, except as provided in paragraph 5(a)(8) above; (ii) expenses for repairs or other work occasioned by fire, windstorm or other insured casualty; (iii) expenses incurred in leasing or procuring new tenants (e.g., for lease commissions, advertising and renovating space); (iv) legal expenses in enforcing the terms of any lease; and (v) interest and amortization payments on any mortgage or mortgages.


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         (b) All "Real Estate Taxes" which, for the purposes of this Article, shall mean all gross real property taxes, charges and assessments (including any special assessments) which are levied, assessed or imposed by any governmental authority with respect to the land and the Building and any improvements, fixtures and equipment and all other property of Landlord, real or personal, located in or on the Building and used in connection with the operation of the Building and any tax which shall be levied or assessed in addition to and/or in lieu of such real or personal property taxes (including, without limitation any municipal income tax, any license fees, tax measured by or imposed upon rents, or other tax or charge upon Landlord's business of leasing the Building), but shall not include any federal or state income tax, or any franchise, capital stock, estate or inheritance taxes. In the event that the tax statement from the taxing authority does not allocate assessments with respect to the Building and assessments relating to any other improvements located upon the land upon which the Building is situated, Landlord shall make a reasonable determination of the proper allocation of such assessment.

         (c)       (i)        "Base Year" shall be defined as calendar year
                               1994;

                   (ii) "Comparison Year" shall be defined as each calendar year (or part thereof) following the Base Year and included in the original term of this Lease and any renewal thereof; and

                   (iii) "Tenant's Percentage" shall be 4.8395%, which is the ratio that the rentable square foot area of the Premises (i.e. 12,493 rentable square feet) bears to the total rentable square foot area of office space in the Building (i.e. 258,148 rentable square feet).

         For each Comparison Year, Tenant shall pay Landlord, as additional rent, Tenant's Percentage of:

         (1) Any increase in the Real Estate Taxes for each Comparison Year over the Real Estate Taxes for the Base Year; and

         (2) Any increase in Operation and Maintenance Costs for each Comparison Year over the Operation and Maintenance Costs for the Base Year.

         (d) During each comparison Year commencing on January 1, 1995, Landlord and Tenant agree that Tenant shall pay monthly, in advance, an amount equal to one-twelfth of Tenant's estimated annual Operation and Maintenance Costs additional rent due for each Comparison Year. For each Comparison Year, Landlord shall

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make an estimate of Tenant's Operation and Maintenance Costs additional rent and notify Tenant as to such estimate on or about December 15th of the preceding year.

         (e) On or about May 1 of each Comparison Year commencing with the 2nd Comparison Year, Landlord shall submit to Tenant a statement setting forth the actual Operation and Maintenance Costs for the Building for the preceding Comparison Year and Tenant's Percentage of the increase thereof above the Operation and Maintenance Costs for the Base Year. Within thirty (30) days after delivery of such statement to Tenant, an adjustment shall thereupon be made between Landlord and Tenant to reflect any difference between Tenant's estimated payments under paragraph (d) above and Tenant's Percentage of the increase in the actual Operation and Maintenance Costs for the preceding Comparison Year above the Operation and Maintenance Costs for the Base Year. In no event, however, shall the monthly rent paid by Tenant be less than the Base Rent set forth in Section 4 (a) above.

         (f) Tenant shall pay Landlord Tenant's Percentage of the increase in the Real Estate Taxes for each Comparison Year over the Real Estate Taxes for the Base Year, within 30 days after Landlord's billing therefor.

         (g) All sums due under this Article 5 shall be appropriately apportioned and prorated for any portion of the year during which this Lease shall be in force. In the event that this Lease shall expire at any time other than at the end of a calendar year, then within thirty (30) days after statements reflecting the actual Operation and Maintenance Costs for the year in which such expiration occurs are submitted by Landlord to Tenant, either Landlord or Tenant shall pay to the other party the adjustment sum due. The provisions of this paragraph (g) shall survive the expiration of this Lease.

         (h) If the Building is less than 95% occupied during any portion or all of the Base Year or any Comparison Year, then Landlord shall adjust the Operation and Maintenance Costs for any such Year to an amount which reflects what the Operation and Maintenance Costs would have been for such Year had the Building been 95% occupied throughout such Year.

         6. LATE CHARGES In the event that Tenant shall fail to pay Base Rent or any additional rent within five (5) days after its due date, Tenant shall pay an automatic late charge to Landlord of $.05 for each dollar overdue. In addition, in the event that Tenant shall fail to pay Base Rent or any additional rent within thirty (30) days after its due date, then from and after the thirty-first
(31st) day until the date Tenant finally pays the Base Rent or additional rent, Tenant shall pay Landlord an additional late charge at the rate of ten (10%) percent per annum with respect to the delinquent amount. Such late charges

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shall be deemed additional rent for all purposes under this
Lease.

         7. USE OF PREMISES Tenant shall use and occupy the Premises for purposes of executive and general offices. Tenant shall not use or occupy the Premises for any other purpose or business, without the prior written consent of Landlord. Tenant shall observe and comply with the rules and regulations set forth on Exhibit B attached hereto and made a part hereof (hereinafter "Rules and Regulations"). The Rules and Regulations shall uniformly apply to Tenant and all other Building tenants and their respective employees, agents, licensees, invitees, subtenants and contractors.

         8. COMMON AREAS All parking areas, walkways, elevators, stairs, driveways, alleys, public corridors, fire escapes, and other areas, facilities and improvements which may be provided by Landlord from time to time for the general use, in common, of Tenant and other Building tenants and their employees, agents, invitees and licensees, shall at all times be subject to the exclusive control and management of Landlord. Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to all such common areas, facilities and improvements.

         9.  ALTERATIONS AND TRADE FIXTURES, REMOVAL

         (a) During the term of this Lease, Tenant shall not make any alterations or additions to the Premises which are structural in nature or which affect the Building systems, without the prior written consent of Landlord. In the event that Tenant shall desire to perform any such alterations or additions in or about the Premises, Tenant shall deliver to Landlord detailed plans and specifications prepared by and at the expense of Tenant. Landlord shall review such plans and specifications and return same to Tenant either marked approved, marked to show the corrections required (in which event such marked-up plans and specifications shall be deemed approved as marked-up), or marked disapproved with the reasons therefor. If Landlord disapproves Tenant's plans and specifications, Tenant shall have twenty (20) days from the date of such disapproval to submit revised plans and specifications subject to subsequent mark-ups or disapprovals and corrections in the above manner. Upon approval by Landlord of Tenant's plans and specifications, Tenant shall proceed with due diligence to commence the work to be performed by Tenant and shall complete same in a diligent manner. All such work consented to by Landlord, to be done or performed in or about the Premises by Tenant, shall be performed (i) at Tenant's sole cost and expense, and (ii) by contractors and subcontractors approved by Landlord. Upon completion of any such work which requires the review of plans and specifications and continuous observance of construction, Tenant shall pay to Landlord's Building Manager an

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amount equal to five (5%) percent of the cost of such work, to reimburse
Landlord's Building Manager for said review and observance and the coordination and final inspection of the work. During the course of performance of any alteration work or additions (whether or not Landlord's consent is required), Tenant will carry or cause to be carried Comprehensive General Liability insurance, with a limit of at least $2,000,000.00, naming Landlord and Landlord's Building managing agent as additional insureds and further providing that such insurance shall not be canceled without at least thirty (30) days' prior written notice to Landlord and Landlord's agent. Landlord shall require a guarantee by each of Tenant's prime contractors for the benefit of Landlord and Tenant that all work performed and materials and equipment furnished by such contractors will conform to the requirements of the plans and specifications as to the kind, quality, function of the equipment and characteristics of material and workmanship and will remain so for a period of at least one year from the date that the work has been completed. In the event any defects in materials, equipment or workmanship shall appear prior to the expiration of such period, upon receiving written notice thereof from Landlord or Tenant, the contractor will immediately correct and repair the same at the expense of such contractor. Said guarantees shall be effective whether or not any part of the aforesaid work has been subcontracted by the contractor.

         (b) Any consent by Landlord permitting Tenant to do any alteration work in or about the Premises shall be and hereby is conditioned upon Tenant's work being performed by workmen and mechanics working in harmony and not interfering with labor employed by Landlord, Landlord's contractors or by any other tenants or their contractors. To that end, said work shall be done by union labor having the same union affiliations as other workmen performing work for other tenants or Landlord and their contractors, if required by Landlord. If at any time any of the workmen or mechanics performing any of Tenant's work shall not be of the same union affiliation or shall be unable to work in harmony or shall interfere with any labor employed by Landlord, other tenants or their respective mechanics and contractors, then the permission granted by Landlord to Tenant permitting Tenant to do any work in or about the Premises, may be withdrawn by Landlord upon forty-eight (48) hours written notice to Tenant.

         (c) All alterations, interior decorations, improvements or additions made to the Premises by Tenant, except for movable furniture, equipment and trade fixtures, shall immediately become Landlord's property. Tenant shall have the right but not the obligation to remove all movable furniture, equipment and trade fixtures installed by Tenant in the Premises, except lighting fixtures and air-conditioning equipment, provided that Tenant repairs any damage caused to the Premises by said removal. All of said movable furniture, equipment and trade fixtures remaining

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in the Premises after the Lease expiration date, or any sooner termination date due to any default of Tenant, shall be deemed to be abandoned property and shall automatically become the property of Landlord.

         10. MECHANICS' LIENS Prior to Tenant performing any alterations, additions or construction work in or about the Premises for which a lien could be filed against the Premises or the Building, Tenant shall have its contractor execute a Waiver of Mechanics' Lien, in form satisfactory to Landlord, and provide Landlord with the original copy thereof. Notwithstanding the foregoing, if any mechanics' or other lien shall be filed against the Premises or the Building purporting to be for labor or materials furnished or to be furnished at the request of Tenant, then at its expense, Tenant shall cause such lien to be removed of record by payment, bond or otherwise, within twenty (20) days after the filing thereof. If Tenant shall fail to cause such lien to be removed of record within such 20-day period, Landlord may cause such lien to be removed of record by payment, bond or otherwise, without investigation as to the validity thereof or as to any offsets or defenses thereto, in which event Tenant shall reimburse Landlord in the amount paid by Landlord, including expenses, within ten (10) days after Landlord's billing therefor. Tenant shall indemnify and hold Landlord harmless from and against any and all claims, costs, damages, liabilities and expenses (including attorney fees) which may be brought or imposed against or incurred by Landlord by reason of any such lien or removal of record.

         11. CONDITION OF PREMISES Tenant acknowledges and agrees that, except for Landlord's work set forth in Article 45 of the Rider, there have been no representations or warranties made by or on behalf of Landlord with respect to the Premises or the Building or with respect to the suitability of either for the conduct of Tenant's business. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building were in satisfactory condition, order and repair at such time.

         12. BUILDING SERVICES

         (a) Landlord shall provide, within its Building standards, the following services and facilities:

         (1) Heating, ventilating and air conditioning, Monday to Friday from 8:00 A.M. to 6:00 P.M. and on Saturdays from 8:00 A.M. to 1:00 P.M. (hereinafter "Business Hours"), except on the holidays set forth on Exhibit C (hereinafter "Holidays"). Tenant agrees to cooperate fully with Landlord and to abide by all the rules and regulations which Landlord may reasonably prescribe for the proper functioning and

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         protection of the heating, ventilating and air conditioning systems;

         (2) Electricity for normal office use, including normal office equipment, in the Premises, during Business Hours (3-1/2 watts per rentable square foot per day is deemed normal office use). Tenant agrees to pay for the installation of a separate electric meter for all electrical usage above normal office use. Tenant agrees to pay Landlord for all electricity registered on said meter at the current general service rate;

         (3) Cleaning and maintenance of common areas in the Building, including bathroom facilities;

         (4) Continuous passenger elevator service during Business Hours, and service via at least one car at all other times; freight elevator service from 8:00 A.M. to 4:00 P.M., Monday through Friday, except Holidays;

         (5) Janitorial services, including cleaning of Premises, in accordance with Landlord's Building standard schedule, which is annexed hereto as Exhibit D. Landlord shall not be required to furnish cleaning services to any kitchens, lunchrooms or non-Building standard lavatories in the Premises; and

         (6) Water for lavatory and drinking purposes.

         Tenant shall reimburse Landlord for all additional cleaning expenses incurred by Landlord, including but not limited to, garbage and trash removal expense over and above the normal cleaning provided by Landlord, due to the presence of a lunchroom or kitchen or food and beverage dispensing machines within the Premises. No food or beverage dispensing machines shall be installed by Tenant in the Premises without the prior written consent of Landlord. Landlord hereby consents to Tenant's installation of beverage and food dispensing machines in the lunchroom of the Premises for the exclusive use of Tenant's employees and invitees.

         (b) Landlord does not warrant that the services provided for in paragraph 12 (a) above shall be free from any slowdown, interruption or stoppage due to the order of any governmental bodies and regulatory agencies, or caused by the maintenance, repair, replacement or improvement of any of the equipment involved in the furnishing of any such services, or caused by changes of services, alterations, strikes, lockouts, labor controversies, fuel shortages, accidents, acts of God or the elements or any other cause beyond the reasonable control of Landlord. No such slowdown, interruption or stoppage of any such services shall ever be construed as an eviction, actual or

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constructive, of Tenant, nor shall same cause any abatement of annual Base Rent or additional rent or in any manner or for any purpose relieve Tenant from any of its obligations under this Lease. Landlord agrees to use reasonable diligence to resume the service upon any such slowdown, interruption or stoppage.

         13. ASSIGNMENT AND SUBLETTING

         (a) Except as expressly permitted pursuant to this Article, Tenant shall not assign or hypothecate this Lease or any interest therein or sublet the Premises or any part thereof, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Any of the foregoing acts without Landlord's consent shall be voidable and shall, at the option of Landlord, be an event of default under this Lease. Neither this Lease nor any interest therein shall be assignable as to the interest of Tenant by operation of law, without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, without the consent of Landlord but upon notice to Landlord, a corporate Tenant may assign this Lease to its parent, affiliate or subsidiary, provided the assignee assumes, in full, the obligations of Tenant under this Lease, and provided further that such assignment shall not relieve Tenant of any of its obligations under this Lease.

         (b) If at any time or from time to time during the term of this Lease, Tenant desires to assign this Lease or sublet all or a portion of the Premises, Tenant shall notify Landlord of such intent. Landlord shall have the option, exercisable by notice given to Tenant within twenty (20) days after receipt of Tenant's notice, of reacquiring the Premises or portion thereof proposed to be sublet or assigned and terminating the Lease with respect thereto, effective on a date selected by Landlord which shall be no sooner than sixty (60) days and no later than one hundred twenty (120) days after Landlord's receipt of Tenant's notice. If Landlord does not exercise such option, Tenant may assign this Lease or sublet such space to any third party, subject to the following terms and conditions:

         (1) Tenant shall obtain the consent of Landlord, which consent shall not be unreasonably withheld; Landlord shall base its decision upon exclusive uses given to other Building tenants, the financial condition and character of the proposed assignee or subtenant and the proposed use of the Premises;

         (2) Tenant may not sublease the Premises or any portion thereof or assign this Lease to an existing tenant in the Building unless Landlord does not have any comparable vacant space in the Building to lease to the existing tenant;


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         (3) No sublease or assignment shall be valid and no subtenant or assignee shall take possession of the premises subleased or assigned until a fully executed original of such sublease or assignment of this Lease has been delivered to Landlord;

         (4) No subtenant shall have a further right to sublet;

         (5) No assignee shall have a further right to assign the Lease, except in accordance with the provisions of this Article 13; and

         (6) In no event shall Tenant be entitled to have more than two (2) subtenants simultaneously in the Premises.

         (c) Tenant shall pay Landlord, as additional rent any sums or other economic consideration received by Tenant as a result of any subletting or assignment (except payments received which are attributable to the amortization of the cost of leasehold improvements made to the Premises by Tenant for the subtenant or assignee, and other reasonable expenses incident to the subletting or assignment, including standard leasing commissions), whether denominated rentals under the sublease or otherwise, which exceed, in the aggregate, the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to that portion of the Premises subject to a sublease). If such subleasing or assignment has been made without the consent of Landlord as provided herein, Landlord shall be entitled to all economic consideration received by Tenant in accordance with the provisions of this subparagraph 13(c), but the receipt of such monies shall not be deemed to be a waiver of the provisions of this Article 13 with respect to assignment and subletting, or the acceptance of such assignee or subtenant as Tenant hereunder.

         (d) Regardless of Landlord's consent, no subletting or assignment shall release Tenant of Tenant's obligations or alter the primary liability of Tenant to pay the Base Rent and additional rent and to perform all other obligations to be performed by Tenant under this Lease. The acceptance of rental by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms of this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor.

         (e) In the event that the Premises or any part thereof have been sublet by Tenant and Tenant is in default under this Lease pursuant to the provisions of Article 24 hereof, then Landlord

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may collect rent from the subtenant and apply the amount collected to the Base
Rent and additional rent herein reserved but no such collection shall be deemed a waiver of the provisions of this Article 13 with respect to subletting or the acceptance of such subtenant as Tenant hereunder or a release of Tenant under the Lease.

         14. ACCESS TO PREMISES Landlord, its employees and agents shall have the right to enter the Premises at all reasonable times during Business Hours and at anytime in case of an emergency for the purpose of examining or inspecting the Premises, showing the Premises to prospective purchasers, mortgagees and (during the last year of the Lease term only) prospective tenants of the Building, and making such alterations, repairs, improvements or additions to the Premises or to the Building as Landlord may determine to be necessary or desirable. If representatives of Tenant shall not be present to open and permit entry into the Premises at anytime when such entry by Landlord is necessary or permitted hereunder, Landlord may enter by means of a master key (or forcibly in the event of an emergency) without liability to Tenant and without such entry constituting an eviction of Tenant or termination of this Lease. Such entry into the Premises by Landlord shall not unreasonably interfere with Tenant's use of the Premises.

         15. REPAIRS

         (a) At its cost (which cost shall be an Operation and Maintenance Cost under Article 5 above), Landlord shall make all repairs necessary to maintain the plumbing, heating, ventilating, air conditioning and electrical systems (except light fixtures), windows, floors (except carpeting) and all other structural portions of the Premises provided, however, that Landlord shall not be obligated to make any of such repairs until Landlord has received written notice from Tenant that such repair is needed. Landlord shall be responsible for the maintenance and repair of all common areas and facilities in the Building provided that Tenant shall be responsible for the repair of any damage to the Premises or the Building common areas and facilities caused by the negligence of Tenant and its agents, servants, employees, invitees, licensees, subtenants, or contractors.

         (b) Except for Landlord's repairs under paragraph (a) above, at its sole cost and expense, Tenant shall make all other repairs necessary to maintain and keep the Premises and the fixtures therein in neat and orderly condition. If Tenant refuses or neglects to make such repairs within five (5) business days (or such longer period reasonably necessary to complete the repair), after written notice from Landlord of the need therefor, Landlord may make such repairs at the expense of Tenant and such expense, along with a fifteen (15%) percent service charge, shall be collectible as additional rent.

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         At Tenant's expense, Landlord shall make all repairs to the light fixtures in the Premises, including replacement bulbs and ballasts.

         (c) Landlord shall not be liable for any interference with Tenant's business arising from the making of any repairs in the Premises under paragraph
(a) above. Landlord shall interfere as little as reasonably practicable with the conduct of Tenant's business. There shall be no abatement of Base Rent because of such repairs.

         16. INDEMNIFICATION OF LANDLORD AND LIABILITY INSURANCE

         (a) Tenant shall indemnify, defend and hold Landlord harmless from and against any and all costs, expenses (including reasonable counsel fees), liabilities, losses, damages, suits, actions, fines, penalties, claims or demands of any kind and asserted by or on behalf of any person or governmental authority, arising out of or in any way connected with (i) any failure by Tenant to perform any of the agreements, terms, covenants or conditions of this Lease required to be performed by Tenant, (ii) any failure by Tenant to comply with any statutes, ordinances, regulations or orders of any governmental authority, or (iii) any accident, bodily injury (including death resulting therefrom), or damage to or loss or theft of property, which shall occur in or about the Premises occasioned wholly or in part by reason of any act or omission of Tenant, or any of its agents, contractors, licensees, invitees, employees or subtenants.

         (b) During the term of this Lease and any renewal thereof, Tenant shall obtain and promptly pay all premiums for Comprehensive General Liability Insurance with broad form extended coverage, including Contractual Liability, covering claims for bodily injury (including death resulting therefrom) and loss or damage to property occurring upon, in or about the Premises, with a minimum combined single limit of at least $1,000,000.00. All such policies and renewals thereof shall identify Landlord and Landlord's Building managing agent as additional insureds. All policies of insurance shall provide (i) that no material change or cancellation of said policies shall be made without at least thirty (30) days' prior written notice to Landlord and Tenant, and (ii) that any loss shall be payable notwithstanding any act or negligence of Tenant or Landlord which might otherwise result in the forfeiture of said insurance. On or before the commencement date of the term of this Lease, and thereafter not less than fifteen (15) days prior to the expiration dates of said policy or policies, Tenant shall furnish Landlord with renewal certificates of the policies of insurance required under this paragraph. Tenant's insurance policies shall be issued by insurance companies authorized to do business in the Commonwealth of Pennsylvania with a financial rating of at least an A+ as rated in the most recent edition of Best's Insurance

Reports and have been in business for the past five years. The aforesaid insurance limits may be reasonably increased by Landlord from time to time during the term of this Lease.

         (c) Tenant and Landlord, respectively, hereby release each other from any and all liability or responsibility to the other for all claims of anyone claiming by, through or under them by way of subrogation or otherwise for any loss or damage to property owned by Landlord and Tenant respectively in the Premises and covered by the Pennsylvania Standard Form of Fire Insurance Policy with extended coverage endorsement, whether or not such insurance is maintained by the other party.

         17. WAIVER OF CLAIMS Landlord and Landlord's agents, servants, and employees shall not be liable for, and Tenant hereby releases and relieves Landlord, its agents, servants, and employees from, all liability in connection with any and all bodily injury (including death), damage to or loss of property, or loss or interruption of business occurring to Tenant, its agents, servants, employees, invitees, licensees, and subtenants, in or about the Premises, from, without limitation, (a) any fire or other casualty, accident, occurrence or condition in or upon the Premises or the Building; (b) any defect in or failure of the plumbing, sprinkler, electrical, heating, ventilating and air conditioning systems and equipment, or any other systems and equipment in the Premises and the Building; (c) any steam, gas, oil, water, rain or snow that may leak into or flow from any part of the Premises or the Building; (d) the falling of any fixture or any wall or ceiling materials; (e) broken glass; (f) latent or patent defects; (g) any acts or omissions of the other tenants or occupants of the Building; (h) any acts or omissions (excluding gross negligence) of Landlord, its agents, servants and employees; and (i) theft, Act of God, public enemy, injunction, riot, strike, insurrection, war, court order, or any order of any governmental authorities having jurisdiction over the Premises.

         18. QUIET ENJOYMENT Landlord covenants and agrees with Tenant that upon Tenant paying the Base Rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed under this Lease, Tenant may peaceably and quietly enjoy the Premises hereby demised, subject to the terms and conditions of this Lease and to the ground leases, underlying leases and mortgages in Article 21 below.

         19. NEGATIVE COVENANTS OF TENANT Tenant agrees that it will not do or suffer to be done, any act, matter or thing objectionable to Landlord's fire insurance companies whereby the fire insurance or any other insurance now in force or hereafter placed on the Premises or any part thereof or on the Building by Landlord shall become void or suspended, or whereby the same shall be rated as a more hazardous risk than at the date when

Tenant took possession of the Premises. In case of a breach of this covenant, in addition to all other remedies of Landlord hereunder, Tenant agrees to pay to Landlord, as additional rent, any and all increases in premiums on insurance carried by Landlord on the Premises or any part thereof or on the Building caused in any way by the occupancy of Tenant.

         20. FIRE OR OTHER CASUALTY

         (a) If the Premises are damaged by fire or other casualty, the damages shall be repaired by and at the expense of Landlord and restored to the condition which existed immediately prior to such damage and the Base Rent and additional rent shall be apportioned from the date of such fire or other casualty until substantial completion of the repairs, according to the part of the Premises which is usable by Tenant. Landlord agrees to repair such damage within a reasonable period of time after receipt from Tenant of written notice of such damage, subject to any delays caused by Acts of God, labor strikes or other events beyond Landlord's control. Landlord shall not be liable for any inconvenience to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof. Tenant hereby acknowledges that
(i) Landlord shall not be obligated to obtain insurance of any kind on Tenant's furniture or furnishings, equipment, trade fixtures, alterations, improvements and additions, (ii) it is Tenant's obligation to obtain such insurance at Tenant's sole cost and expense, and (iii) Landlord shall not be obligated to repair any damage thereto or replace the same.

         (b) If, in the reasonable opinion of Landlord, the Premises are
(i) substantially damaged (i.e. more than 50%) by reason of such fire or other casualty, or (ii) twenty (20%) per cent or more of the Premises is damaged by said fire or other casualty and less than six (6) months would remain in the current Lease term upon substantial completion of the repairs and restoration, Landlord shall have the right, upon written notice to Tenant within thirty (30) days after said occurrence, to elect not to repair and restore the Premises, and in such event, this Lease and the tenancy hereby created shall cease as of the date of said occurrence, the Base Rent and additional rent to be adjusted and apportioned as of said date.

         (c) If, in the reasonable opinion of Landlord, the Building shall be substantially damaged by fire or other casualty, regardless of whether or not the Premises were damaged by such occurrence, Landlord shall have the right, upon written notice to Tenant within thirty (30) days after said occurrence, to terminate this Lease, and in such event, this Lease and the tenancy hereby created shall cease and the Base Rent and additional rent shall be adjusted and apportioned as of the date of said termination unless terminated as of the date of said occurrence in accordance with paragraph 20(b) above.

         21. SUBORDINATION This Lease is and shall be subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which the Premises are a part, and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. Tenant agrees that in the event any person, firm, corporation or other entity acquires the right to possession of the real property of which the Premises are a part including any mortgagee or holder of any estate or interest having priority over this Lease, Tenant shall, if requested by such person, firm, corporation or other entity, attorn to and become the tenant of such person, firm, corporation or other entity, upon the same terms and conditions set forth in this Lease for the balance of the term of this Lease. Notwithstanding the foregoing, any mortgagee may, at any time, subordinate its mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution and delivery, and in that event, such mortgagee shall have the same rights with respect to this Lease as though it had been executed prior to the execution and delivery of the mortgage. This clause shall be self-operative and no further instrument of subordination or attornment shall be required by any ground or underlying lessor or lessee or by any mortgagee, but in confirmation of such subordination and/or attornment, Tenant shall execute any certificate that Landlord may reasonably require acknowledging such subordination and/or attornment, within fifteen (15) days after Landlord's request.

         22. CONDEMNATION

         (a) If the entire Premises shall be condemned or taken permanently for any public or quasi-public use or purpose, under any statute or by right of eminent domain, or by private purchase in lieu thereof, then in that event, at the option of either Landlord or Tenant exercised by notice to the other within 30 days after the date when possession is taken, the term of this Lease shall cease and terminate as of the date when possession is taken pursuant to such proceeding or purchase. The Base Rent and additional rent shall be adjusted and apportioned as of the time of such termination and any Base Rent and additional rent paid for a period thereafter shall be refunded. In the event a material portion of the Building shall be so taken (even though the Premises may not have been affected by the taking), Landlord may elect to terminate this Lease as of the date when possession is taken pursuant to such proceeding or purchase or Landlord may elect to repair and restore the portion not taken at its own expense, and thereafter the Base Rent and additional rent shall be reduced proportionately to reflect the portion of the Premises not taken.

         (b) In the event of any total or partial taking of the Premises, Landlord shall be entitled to receive the entire award in any such proceeding and Tenant hereby assigns any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof and Tenant hereby waives all rights against Landlord and the condemning authority, except that to the extent permitted by applicable law, Tenant shall have the right to claim and prove in any such proceeding and to receive any award which may be made to Tenant, if any, specifically for loss of good will, movable trade fixtures, equipment and moving expenses.

         23. ESTOPPEL CERTIFICATE At any time and from time to time and within ten (10) days after written request by Landlord, Tenant shall execute, acknowledge and deliver to Landlord a statement in writing duly executed by Tenant certifying that (i) this Lease is in full force and effect, without modification or amendment (or, if there have been any modifications or amendments, that this Lease is in full force and effect as modified and amended and setting forth the dates of the modifications and amendments), (ii) the dates to which annual Base Rent and additional rent have been paid, and (iii) to the knowledge of Tenant no default exists under this Lease or specifying each such default; it being the intention and agreement of Landlord and Tenant that any such statement by Tenant may be relied upon by a prospective purchaser or a prospective mortgagee of the Building, or by others, in any matter affecting the Premises.

         24. DEFAULT The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:

         (a) The failure of Tenant to take possession of the Premises within thirty (30) days after the commencement date of this Lease;

         (b) The vacation or abandonment of the Premises by Tenant (except pursuant to a sublease or assignment approved by Landlord) coupled with nonpayment of Base Rent and/or additional rent;

         (c) A failure by Tenant to pay, when due, any installment of Base Rent, additional rent or any other sum required to be paid by Tenant under this Lease, where such failure continues for more than fifteen (15) days after Tenant has received written notice of the delinquent payment from or on behalf of Landlord; provided, however, Landlord shall not be required to give any such written notice, and Tenant shall not be entitled to any such cure period, more than twice in any twelve (12) month period;

         (d) A failure by Tenant to observe and perform any other provision or covenant of this Lease to be observed or performed by Tenant, where such failure continues for thirty (30) days after Tenant receives written notice thereof from or on behalf of Landlord provided, however, that if the nature of the default is such that the same cannot reasonably be cured within such 30-day period, Tenant shall not be deemed to be in default if Tenant shall commence the cure of the default within such 30-day period and thereafter diligently prosecutes the same to completion; and

         (e) The filing of a petition by or against Tenant for adjudication as a bankrupt or insolvent or for its reorganization or for the appointment of a receiver or trustee of Tenant's property pursuant to any local, state or federal bankruptcy or insolvency law; or an assignment by Tenant for the benefit of creditors; or the seizure of Tenant's property by any local, state or federal governmental officer or agency or court-appointed official for the dissolution or liquidation of Tenant or for the operating, either temporary or permanent, of Tenant's business, provided, however, that if any such action is commenced against Tenant the same shall not constitute a default if Tenant causes the same to be dismissed within sixty (60) days after the filing thereof.

         25. REMEDIES Upon the occurrence of any event of default set forth in
Article 24 above:

         (a) Landlord may perform for the account of Tenant the cure of any such default of Tenant and immediately recover as additional rent any expenditures made and the amount of any obligations incurred in connection therewith, plus fifteen (15%) per cent per annum interest from the date of any such expenditures.

         (b) Landlord may accelerate all Base Rent and additional rent due for the balance of the term of this Lease and declare the same, along with all sums past due, to be immediately due and payable. In determining the amount of any future additional rent payments due Landlord as a result of increases in operation and Maintenance Costs, Landlord may make such determination based upon the amount of Operation and Maintenance Costs additional rent paid by Tenant for the entire Comparison Year immediately prior to such default.

         (c) Landlord may immediately proceed to collect or bring action for such Base Rent and additional rent or such part thereof as aforesaid, as well as for liquidated damages provided for hereinafter, as being rent in arrears, or may enter judgment therefor as herein elsewhere provided for in case of rent in arrears, or may file a Proof of Claim in any bankruptcy or insolvency proceeding for such Base Rent and additional rent, or

Landlord may institute any other proceedings, whether similar to the foregoing or not, to enforce payment thereof.

         (d) Landlord may re-enter and repossess the Premises breaking open locked doors, if necessary, and may use as much force as necessary to effect such entrance without being liable to any action or prosecution for such entry or the manner thereof, and Landlord shall not be liable for the loss of any property in the Premises. Landlord may remove all of Tenant's goods and property from the Premises. Landlord shall have no liability for any damage to such goods and property and Landlord shall not be responsible for the storage or protection of the same upon removal.

         (e) Upon prior notice and in accordance with Pennsylvania law, Landlord may re-enter and repossess the Premises or any part thereof and shall use reasonable efforts to relet all or any part of the Premises for and upon such terms and to such persons, firms or corporations and for such period or periods as Landlord, in its sole discretion, shall determine, including a term beyond the termination of this Lease. If Landlord has other vacant space in the Building for lease, Landlord shall be entitled to prefer leasing such vacant space over reletting of the Premises. Landlord shall consider any tenant offered by Tenant in connection with such reletting. For the purpose of such reletting, Landlord may decorate; or make reasonable repairs, changes, alterations or additions in or to the Premises to the extent deemed by Landlord desirable or convenient and the cost of such repairs, changes, alterations or additions shall be charged to and be payable by Tenant as additional rent hereunder, as well as any reasonable brokerage and legal fees expended by Landlord. Any sums collected by Landlord from any new tenant obtained on account of Tenant shall be credited against the balance of the Base Rent and additional rent due hereunder as aforesaid. Tenant shall pay to Landlord monthly, on the days when the Base Rent and additional rent would have been payable under this Lease, the amount due hereunder less the net amount obtained by Landlord from such new tenant.

         (f) At its option, Landlord may serve notice upon Tenant that this Lease and the then unexpired term hereof shall cease and expire and become absolutely void on the date specified in such notice, to be not less than ten
(10) days after the date of such notice, without any right on the part of Tenant to save the forfeiture by payment of any sum due or by the performance of any term, provision, covenant, agreement or condition broken; and, thereupon and at the expiration of the time limit in such notice, this Lease and the term hereof granted, as well as the entire right, title and interest of Tenant hereunder, shall wholly cease and expire and become void in the same manner and with the same force and effect (except as to Tenant's liability) as if the date fixed in such notice were the expiration date of the term of this

Lease. Thereupon, Tenant shall immediately quit and surrender the Premises to Landlord and Landlord may enter into and repossess the Premises by summary proceedings, detainer, ejectment or otherwise and remove all occupants thereof and, at Landlord's option, any property therein, without being liable to indictment, prosecution or damages therefor.

         (g) In the event of termination of this Lease pursuant to the provisions of paragraph 25(f) above, Tenant shall pay to Landlord all Base Rent, additional rent and other charges payable hereunder due and unpaid to the date of termination, together with liquidated damages in an amount equal to twenty-five percent (25%) of the balance of the Base Rent, additional rent and other charges required to be paid under this Lease from the date of said termination to the expiration date of the term of this Lease, as if the same had not been terminated, the said Base Rent and additional rent for the balance of the term of this Lease and other charges to be computed in the same manner as provided in paragraph 25(b) above. In the event any judgment has been entered against Tenant for any amount in excess of the total amount required to be paid by Tenant to Landlord hereunder, then the damages assessed under said judgment shall be reassessed and a credit granted to the extent of such excess. Landlord and Tenant acknowledge that the damages to which Landlord is entitled in the event of a breach of this Lease and termination by Landlord are not easily computed and are subject to many variable factors. Therefore, Landlord and Tenant have agreed to the liquidated damages as herein provided in order to avoid extended litigation in the event of default by Tenant and termination of this Lease.

         In the event Landlord exercises the remedy under this paragraph and Tenant pays Landlord the entire amount of the liquidated damages, Landlord shall be deemed to have made an election of remedies and except for regaining possession of the Premises, Landlord shall not be entitled to exercise any other remedy under this Article 25.

         (h) In the event of a breach or threatened breach by Tenant of any of the agreements, conditions, covenants or terms of this Lease, Landlord shall have the right to seek an injunction to restrain the same and the right to invoke any remedy allowed by law or in equity, whether or not other remedies, indemnity or reimbursements are herein provided. The rights and remedies given to Landlord in this Lease are distinct, separate and cumulative remedies, and no one of them, whether or not exercised by Landlord, shall be deemed to be in exclusion of any of the others.

         (i) In the event of any default, Tenant, in consideration of the execution of this Lease by Landlord and of the covenants and agreements on the part of Landlord herein contained, and fully comprehending the relinquishment of certain rights including rights of pre-judgment notice and hearing, hereby expressly authorizes and empowers (which power is coupled with an interest) any prothonotary or attorney of any Court of Record to accept service of process for, to appear for, and to confess judgment against Tenant (i) to recover possession from time to time of the Premises (and Tenant agrees that upon the entry of each judgment for said possession a Writ of Possession or other appropriate process may issue forthwith), and/or (ii) to enforce payment from time to time for Base Rent, additional rent, or other charges or expenses payable under this Lease, including, at Landlord's option, the Base Rent for the entire unexpired balance of the term of this Lease, computed as aforesaid, and any other charges, payments, costs and expenses reserved as rent or agreed to be paid by Tenant, as well as liquidated damages, and for interest and costs together with an attorney's commission of five (5%) percent thereof.

         So long as Judge, Inc. is Tenant under this Lease, Landlord agrees not to exercise the remedy under this paragraph (i).

         (j) Tenant further hereby expressly authorizes and empowers (which power is coupled with an interest) Landlord, upon the occurrence of a default hereunder and so long as the same is continuing, to enter upon the Premises, distrain upon and remove therefrom all inventory, equipment, machinery, trade fixtures, and personal property of whatsoever kind or nature, whether owned by Tenant or others, and to proceed, without judicial decree, writ of execution or assistance of constables, to conduct a private sale, by auction or sealed bid, of such personal property, at which sale Landlord may bid without restriction. Tenant hereby waives the benefit of all laws, whether now in force or hereafter enacted, exempting any personal property of the Premises from sale or levy, whether execution thereon is had by order of any court or through private sale as herein authorized. Tenant waives the right to issue a Writ of Replevin under the Pennsylvania Rules of Civil Procedure, under the laws of the Commonwealth of Pennsylvania or under any law previously enacted and now in force or which hereinafter may be enacted for the recovery of any articles of any nature whatsoever seized under a distress for rent, or levy upon an execution for rent, liquidated damages or otherwise.

         So long as Judge, Inc. is Tenant under this Lease, Landlord agrees not to exercise the remedy under this paragraph (j).

         (k) In any action by confession for ejectment, for rent due and owing or for distraint, Landlord shall first cause to be filed in such action an affidavit made by it or someone acting for it setting forth the facts necessary to authorize the entry of judgment, of which facts such affidavit shall be conclusive evidence, and if a true copy of this Lease be filed in such action, it shall not be necessary to file the original as a warrant of attorney, any rule of court, custom or practice to the contrary notwithstanding. The authority to confess judgment against Tenant hereunder shall not be exhausted by one (1) exercise thereof, but judgment may be confessed as provided herein from time to time as often as any default occurs under this Lease, and such authority may be exercised as well after the expiration of the term of this Lease and/or during or after the expiration of any extended or renewal term.

         (l) Tenant shall pay upon demand all of Landlord's costs, charges and expenses, including the fees and out-of-pocket expenses of legal counsel, agents and others retained by Landlord incurred in enforcing Tenant's obligations hereunder or incurred by Landlord in any litigation, negotiation or transaction in which Tenant causes Landlord, without Landlord's fault, to become involved or concerned, together with interest at 15% per annum from the date incurred by Landlord to the date of payment by Tenant.

         26. REQUIREMENT OF STRICT PERFORMANCE The failure or delay on the part of Landlord to enforce or exercise at any time any of the provisions, rights or remedies in the Lease shall, in no way be construed to be a waiver thereof, or in any way to affect the validity of this Lease or any part thereof, or the right of Landlord to thereafter enforce each and every such provision, right or remedy. No waiver of any breach of this Lease shall be held to be a waiver of any other or subsequent breach. The receipt by Landlord of Base Rent or additional rent at a time when the Base Rent or additional rent is in default under this Lease shall not be construed as a waiver of such default. The receipt by Landlord of a lesser amount than the Base Rent or additional rent due shall not be construed to be other than a payment on account of the Base Rent or additional rent then due, and any statement on Tenant's check or any letter accompanying Tenant's check to the contrary shall not be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of the Base Rent or additional rent due or to pursue any other remedies provided in this Lease. No act or thing done by Landlord or Landlord's agents or employees during the term of this Lease shall be deemed an acceptance of a surrender of the Premises and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

         27. (Intentionally Omitted)

         28. SURRENDER OF PREMISES; HOLDING OVER

         (a) The Lease shall terminate and Tenant shall deliver up and surrender possession of the Premises to Landlord on the last day of the term hereof, and Tenant hereby waives the right to any notice of termination or notice to quit. Upon the expiration or sooner termination of this Lease, Tenant covenants to deliver up and surrender possession of the Premises in the same condition in which Tenant has agreed to maintain and keep the same during the term of this Lease in accordance with the provisions of this Lease, normal wear and tear excepted.

         (b) Upon the failure of Tenant to surrender possession of the Premises to Landlord upon the expiration or sooner termination of this Lease, Tenant shall pay to Landlord, as liquidated damages, an amount equal to 150% of the then current Base Rent and additional rent required to be paid by Tenant under this Lease, applied to any period in which Tenant shall remain in possession after the expiration or sooner termination of this Lease. Acceptance by Landlord of Base Rent or additional rent after such expiration or earlier termination shall not constitute a consent to a holdover hereunder or result in a renewal. The foregoing provisions of this paragraph are in addition to and do not affect Landlord's right to reentry or any other rights of Landlord hereunder or otherwise provided by law.

         29. DELAY IN POSSESSION

         (a) In the event that the Premises are not ready for Tenant's Occupancy at the commencement date of this Lease, because Landlord has not substantially completed the tenant improvement work described in Article 45 of the Rider (unless such tenant improvement work is being done by Tenant or Tenant's contractor, in which case there shall be no delay in the commencement date and no suspension or proration of Base Rent or additional rent), or because of the failure or refusal of the present occupant of the Premises to vacate and surrender up the same, or because of any restrictions, limitations or delays caused by Government regulations or Governmental agencies, this Lease and the term hereof shall not be affected thereby, nor shall Tenant be entitled to make any claim for or receive any damages whatsoever from Landlord, but the entire term of this Lease shall not commence and the Base Rent, additional rent and other sums herein provided to be paid by Tenant shall not become due until the date the Premises are substantially completed by Landlord and ready for Tenant's occupancy or the date possession of the Premises is delivered to Tenant, as the case may be.

         (b) In the event of a delay in the commencement date of this Lease, Landlord and Tenant agree to execute a confirmation of lease term agreement, substantially in the form of Exhibit E hereto, to confirm the commencement date and expiration date of the Lease.

         30. COMPLIANCE WITH LAWS AND ORDINANCES At its sole cost and expense, Tenant shall promptly fulfill and comply with all laws, ordinances, regulations and requirements of the City,

County, State and Federal Governments and any and all departments thereof having jurisdiction over the Building, and of the National Board of Fire Underwriters or any other similar body now or hereafter constituted, affecting Tenant's occupancy of the Premises or the business conducted therein. Any obligations of Tenant as an employer to modify or alter any part of the Premises for the benefit of Tenant's employees under any law, rule or regulation, including without limitation the Americans with Disabilities Act of 1990, shall be the sole responsibility and at the sole cost of Tenant.

         31. NOTICES All notices or demands under this Lease shall be in writing and shall be given or served by either Landlord or Tenant to or upon the other, either personally or by Registered or Certified Mail, Return Receipt Requested, postage prepaid, and addressed as follows:

         TO LANDLORD:      The Prudential Insurance Company
                           of America
                           3 Gateway Center -- 13th Floor
                           Newark, New Jersey 07102
                           Attention: Law Department

         WITH A COPY TO:   Premisys Real Estate Services, Inc.
                           One Bala Plaza -- Suite E501
                           Bala Cynwyd, Pennsylvania 19004

         TO TENANT:        Judge, Inc.
                           Two Bala Plaza
                           Bala Cynwyd, Pennsylvania  19004

All notices and demands shall be deemed given or served upon the date of receipt thereof by Landlord or Tenant, as the case may be. Either Landlord or Tenant may change its address to which notices and demands shall be delivered or mailed by giving written notice of such change to the other as herein provided.

         32. WARRANTY OF TENANT Tenant warrants to Landlord that Tenant dealt and negotiated solely and only with Jackson-Cross Company and CB Commercial Real Estate Group, Inc., and Landlord for this Lease and with no other broker, firm, company or person.

         For good and valuable consideration, Tenant hereby agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, suits, proceedings, damages, obligations, liabilities, counsel fees, costs, losses, expenses, orders and judgments imposed upon, incurred by or asserted against Landlord by reason of the falsity or error of Tenant's warranty.

         33. FORCE MAJEURE Landlord shall be excused for the period of any delay in the performance of any of its obligations under this Lease, when prevented from so doing by any cause or causes beyond Landlord's control, which shall include, without limitation, all labor disputes, inability to obtain any materials or services, civil commotion, or acts of God.

         34. LANDLORD'S OBLIGATIONS Landlord's obligations hereunder shall be binding upon Landlord only for the period of time that Landlord is in ownership of the Building, and upon termination of that ownership, except as to any obligations which have then matured, Tenant shall look solely to Landlord's successor in interest in the Building for the satisfaction of each and every obligation of Landlord hereunder. If any security deposit has been made by Tenant, Landlord shall transfer such security deposit to the purchaser and thereupon Landlord shall be discharged from any further liability with respect thereto.

         35. LANDLORD'S LIABILITY Landlord shall have no personal liability under any of the terms, conditions or covenants of this Lease and tenant shall look solely to the equity of Landlord in the Building for the satisfaction of any claim, remedy or cause of action accruing to Tenant as a result of the breach of any provision of this Lease by Landlord.

         36. SUCCESSORS The respective rights and obligations of Landlord and Tenant under this Lease shall bind and shall inure to the benefit of Landlord and Tenant and their legal representatives, heirs, successors and assigns, provided, however, that no rights shall inure to the benefit of any successor of Tenant unless Landlord's written consent to the transfer to such successor has first been obtained as provided in Article 13 above.

         37. GOVERNING LAW This Lease shall be construed, governed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

         38. SEVERABILITY If any provisions of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions of this Lease shall in no way be affected or impaired and such remaining provisions shall continue in full force and effect.

         39. CAPTIONS Any headings preceding the text of the several Articles of this Lease are inserted solely for convenience of reference and shall not constitute a part of this Lease or affect its meaning, construction or effect.

         40. GENDER As used in this Lease, the word "person" shall mean and include, where appropriate, an individual, corporation, partnership or other entity; the plural shall be substituted for the singular, and the singular for the plural, where appropriate; and words of any gender shall mean to include any other gender.

         41. EXECUTION This Lease shall become effective when it has been signed by a duly authorized officer or representative of Landlord and Tenant and delivered to the other party.

         42. EXHIBITS AND RIDER Attached to this Lease and made part hereof are Exhibits A, B, C, D and E and Rider Articles 45 to 49 inclusive.

         43. ENTIRE AGREEMENT This Lease, including the Exhibits and the Rider, contains all the agreements, conditions, understandings, representations and warranties made between Landlord and Tenant with respect to the subject matter hereof, and may not be modified orally or in any manner other than by an agreement in writing signed by both Landlord and Tenant or their respective successors in interest.

         44. CORPORATE AUTHORITY If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with the duly adopted resolution of the Board of Directors of said corporation or in accordance with the By-Laws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms.

         IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease the day and year first above written.

                                   (LANDLORD)
                                   THE PRUDENTIAL INSURANCE COMPANY
                                        OF AMERICA


                                    By: /s/ John A. Gorham
                                        ---------------------------------
                                         John A. Gorham, Vice President

                                    (TENANT)
ATTEST:                             JUDGE, INC.


By: /s/ Katharine Wiercinski         By: /s/
    -------------------------            -------------------------------

(Seal)

If Tenant is a corporation, Lease must be executed by the President or the Vice President as well as the Secretary and properly sealed.

                   Rider Annexed to and Made Part of the Lease
                             Dated January 21, 1994
              Between The Prudential Insurance Company of America,
                                  as Landlord,
                                and Judge, Inc.,
                                    as Tenant


         45. LANDLORD'S WORK AND CONTRIBUTIONS Supplementing the provisions of
Article 9 above, at Landlord's expense up to a maximum of $199,888.00, Landlord agrees to construct the Premises in Landlord's Building Standard manner, in accordance with Tenant's interior design drawings and Final Plans and Specifications which shall be prepared by Landlord's space designer, Space Design, Inc., at the expense of Landlord (as part of Landlord's allowance) and shall be submitted to Landlord on or before February 15, 1994, time being of the essence. Landlord's contribution of up to a maximum of $199,888.00 shall cover space design fees, construction costs and fees, including a 1.25% construction management fee payable to Landlord's property manager, Premisys Real Estate Services, Inc., labor and materials, construction permits and reasonable overhead. In the event the cost of construction of the Premises exceeds $199,888.00, then at its option, Tenant shall either (i) pay Landlord the entire amount of the excess, in lump sum, within twenty (20) days after Landlord's billing therefor, or (ii) reduce the amount of the Base Rent abatement under
Article 46 below by the amount of the excess.

         In the event Tenant vacates the Premises and there is a default in the payment of Base Rent under the Lease, or in the event Landlord obtains possession of the Premises or terminates the Lease by reason of a default by Tenant under the Lease, Tenant shall pay to Landlord, upon demand, as additional rent hereunder, the full unamortized amounts (based on an amortization period of six (6) years and including interest at 8.00% per annum on the outstanding principal balance) of (i) Landlord's contribution and payment of up to $199,888.00 in construction costs, including design fees, under the above paragraph; and (ii) the Base Rent abatement in the amount of $196,764.75, provided in Article 46 below.

         46. BASE RENT ABATEMENT Notwithstanding the provisions of paragraph (a) of Article 4 above, Landlord hereby grants Tenant a Base Rent abatement in the total amount of $196,764.75 which shall be applied toward the first nine (9) months of Base Rent accruing under the Lease. Landlord and Tenant agree that no portion of the Base Rent paid by Tenant during the portion of the term of this Lease occurring after the expiration of any period during which such Rent was abated shall be allocated, for income tax purposes, by Landlord or Tenant to such rent abatement period, nor is such Rent intended by Landlord and Tenant to be allocable, for income tax purposes, to any abatement period.

         47. OPTION TO RENEW Landlord hereby grants Tenant an option to renew the term of the Lease, upon the following terms and conditions:

         (a) The renewal term shall be for five (5) years, commencing July 1, 2000 and expiring June 30, 2005;

         (b) Tenant must exercise the option, if at all, upon notice to Landlord, on or before December 31, 1999;

         (c) At the time Tenant delivers its notice of election to renew to Landlord, this Lease shall be in full force and effect and Tenant shall not then be in default under any of the terms and conditions of the Lease beyond any applicable cure period;

         (d) The renewal term shall be upon the same terms, covenants and conditions contained in the Lease, except that the annual Base Rent shall be the then current Fair Market Rent for the renewal of similar space in the Building as of the effective commencement date of the renewal, but in no event shall the annual Base Rent for the renewal term be less than the annual Base Rent plus total accrued additional rent for Real Estate Taxes and Operation and Maintenance Costs increases under Article 5 of the Lease payable by Tenant during calendar year 1999; and

         (e) There shall be no further privilege of renewal.

         48. RIGHT OF FIRST OFFER Landlord hereby grants Tenant the Right of First Offer to lease the contiguous space of 2,758 rentable square feet on the 8th Floor of the Building, presently vacant and shown outlined on the floor plan annexed hereto as Exhibit A ("First Offer Space"), upon the following terms and conditions:

         (a) Landlord will give Tenant written notice when Landlord is about to begin negotiations to lease all or a portion of the First Offer Space to a third party and Tenant shall have ten (10) days after receipt of such notice to notify Landlord of its exercise of the Right hereunder;

         (b) At the time Tenant notifies Landlord of its exercise of the Right, Tenant shall not be in default under any of the provisions of the Lease beyond any applicable cure period;

         (c) Base Rent for the First Offer Space shall be at the same annual Base Rents payable by Tenant with respect to the Premises;

         (d) Tenant's Percentage under Article 5 above shall be increased by 1.068%;

         (e) The effective date of the addition of the First Offer Space to the Premises shall be the 31st day after Tenant's receipt of Landlord's notice under (a) above;

         (f) Tenant agrees to accept the First Offer Space in "as is" condition, in the physical state and condition thereof on the effective date under (e) above, provided that Landlord shall contribute a construction allowance of $.22 per rentable square foot of the First Offer Space per month remaining in the initial term of the Lease from and after the effective date under (e) above;

         (g) Except for the provisions of paragraphs (c), (d), and (f) above, Tenant's lease of the First offer Space shall be upon the same terms and conditions contained in the Lease; and

         (h) Upon Tenant's failure to exercise its Right of First Offer with respect to the First Offer Space, or any part thereof from time to time, within the time period provided under (a) above, Landlord shall have the right to pursue its negotiations for a lease of the First Offer Space, or part thereof, as the case may be, with the third party.

         49. PARKING SPACE During the entire term of this Lease (including any renewal thereof) and without charge to Tenant, Landlord shall provide one (1) reserved parking space for Tenant's use in the executive area on the 2nd level of the underground garage.

                                   EXHIBIT "B"

                              RULES AND REGULATIONS

DEFINITIONS

1. Wherever in these Rules and Regulations the word "Tenant" is used, it shall be deemed to apply to and include Tenant and his agents, employees, invitees, licensees, subtenants and contractors, and to be of such number and gender as the circumstances require. The word "room" is deemed to include the space covered by this Lease. The word "Landlord" shall be taken to include the employees and agents of Landlord.

CONSTRUCTION

2. The streets, parking areas, sidewalks, entrances, lobbies, halls, passages, elevators, stairways and other common areas provided by Landlord shall not be obstructed by Tenant, or used by him for any other purpose than for ingress and egress.

WASHROOMS

3. Toilet rooms, water-closets and other water apparatus shall not be used for any purposes other than those for which they were constructed.

INSURANCE REGULATIONS

4. Tenant shall not do anything in the rooms, or bring or keep anything therein, which will in any way increase or tend to increase the risk of fire or the rate of fire insurance, or which will conflict with the regulations of the Fire Department or the fire laws, or with any insurance policy on the Building or any part thereof, or with any law, ordinance, rule or regulation affecting the occupancy and use of the rooms, now existing or hereafter enacted or promulgated by any public authority or by the Board of Fire Underwriters.

GENERAL PROHIBITIONS

5. In order to insure proper use and care of the Premises, Tenant shall not:

         a)       Keep animals or birds in the rooms.

         b)       Use rooms as sleeping apartments.

         c) Allow any sign, advertisement or notice to be affixed to the Building, inside or outside, or viewed through any window from outside the Building and/or the Premises, without Landlord's consent. Signs on interior glass doors will be painted only by the person designated by Landlord, the cost of the painting to be paid by Tenant.

         d) Make improper noises or disturbances of any kind; sing, play or operate any musical instrument, radio or television without consent of Landlord, or otherwise do anything to disturb other tenants or tend to injure the reputation of the Building.

         e) Mark or defile elevators, water-closets, toilet rooms, walls, windows, doors or any other part of the Building.

         f) Place anything on the outside of the Building, including roof setbacks, window ledges and other projections; or drop anything from the windows, stairways, or parapets; or place trash or other matter in the halls, stairways, elevators or light wells of the Building.

         g) Operate any machinery in the Premises other than normal office equipment.

         h) Interfere with the heating, ventilation and air condition system.

         i) Allow anyone but Landlord's employees or contractors to clean rooms.

         j) Use any electric heating device without permission of Landlord.

         k) Install call boxes, or any kind of wire in or on the Building without Landlord's permission and direction.

         l) Manufacture any commodity, or prepare or dispense tobacco, drugs, flowers, or other commodities or articles without the written consent of Landlord.

         m) Secure duplicate keys for rooms or toilets, except from Landlord.

         n) Place any weights in any portion of the Premises or the Building beyond the safe carrying capacity of the structure.

         o) Enter any mechanical or electrical areas, telephone closets, loading areas, roof or Building storage areas without the written consent of Landlord.

         p) Place door mats in public corridors without consent of Landlord.

PUBLICITY

6. Tenant shall not use the name of the Building in any way in connection with his business except as the address thereof.

MOVEMENT OF EQUIPMENT

7. Landlord reserves the right to designate the time when and the method whereby freight, small office equipment, furniture, safes and other like articles may be brought into, moved or removed from the Building or the Premises, and to designate the location for temporary disposition of such items. In no event shall any of the foregoing items be taken from Tenant's Premises for the purpose of removing same from the Building without the express written consent of both Landlord and Tenant.

REGULATION CHANGES

8. Landlord shall have the right to make such other and further reasonable rules and regulations as in the judgment of Landlord, may from time to time be reasonably necessary for the safety, appearance, care, and cleanliness of the Building and for the preservation of good order therein. Landlord agrees to enforce such other rules and regulations uniformly against all tenants in the Building. Landlord shall not be responsible to Tenant for any violation of rules and regulations by other tenants.

PUBLIC ENTRANCE

9. Landlord reserves the right to exclude the general public from the Building upon such days and at such hours as in Landlord's judgment will be for the best interest of the Building and its tenants. Persons entering the Building after 6:00 P.M. on business days and at all times on weekends and holidays must sign the register maintained for that purpose in the Building Lobby.

                                    EXHIBIT C

                                    HOLIDAYS


                                  New Years Day

                                  Memorial Day

                                Independence Day

                                    Labor Day

                                Thanksgiving Day

                             Day After Thanksgiving*

                                  Christmas Day




* HVAC available on this day

                                    EXHIBIT D

                STANDARD CLEANING SPECIFICATIONS -- TENANT AREAS


DAILY

         Clean common area bathrooms, including sinks, toilets, floors and mirrors.

         Fully vacuum all carpets from wall to wall.

         Using approved spotter, spot clean carpet area.

         Empty all trash receptacles and replace liners as necessary.

         Remove all collected trash to designated area.

         Empty and damp wipe ashtrays.

         Dust all furniture, fixtures, equipment and accessories.

         Spot clean all walls, light switches and doors.

         Spot clean all partition glass.

         Clean and sanitize all sinks and wipe dry.

         Dust mop all hard surface floors with treated dust mop.

         Mop all stains and spills, especially coffee and drink spills.

         Detail clean threshold plates removing all visible soil.


WEEKLY

         Vacuum all fabric office furniture, including chairs and couches.

         Using a high speed floor machine, spray buff all hard surface areas.

         Clean all partition glass.

         Dust wood paneled walls.

MONTHLY

         Dust all surfaces above normal reach, including sills, ledges, moldings, shelves, door frames, pictures and vents.

         Dust all chair and table legs and rugs, baseboards, ledges, moldings, and other low reach areas.

         Dust all venetian blinds.


QUARTERLY

         Spot clean all horizontal and vertical surfaces removing fingerprints, smudges and stains.

         Vacuum draperies.

         Strip hard surface floor and recoat with three coats of floor polish.


EIGHT TIMES PER YEAR

         Machine scrub hard surface floor and apply one coat of polish, allow to dry, then buff.


TWO TIMES PER YEAR

         Clean building windows both inside and outside.

                                    EXHIBIT E

                      CONFIRMATION OF LEASE TERM AGREEMENT


         AGREEMENT, made as of the   day of           , 1993, between THE

PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation, having an office at Three Gateway Center, 13th Floor, 100 Mulberry Street, Newark,
New Jersey 07102-4077 ("Landlord") and
                           , a                        , having its principal
offices at
                                                                ("Tenant").

                                   WITNESSETH

WHEREAS:

         A. Landlord and Tenant entered into a written lease dated as of       ,
 1993 ("Lease"), covering a portion of the    Floor in the building known as
             Bala Plaza and located in Bala Cynwyd, Pennsylvania.

         B. Landlord and Tenant desire to amend the Lease to confirm the commencement and expiration dates of the Lease term.

         NOW, THEREFORE, in consideration of the following mutual terms and conditions, the Lease is hereby amended as follows:

         FIRST: Landlord and Tenant hereby acknowledge and confirm that:

         (i)    The Lease term commenced on           , 1993 and will
                expire at midnight on           ,     ;

         (ii) Tenant's annual and monthly Base Rent payments shall be as follows:

                ANNUAL               MONTHLY                 BASE RENT RATE
PERIOD          BASE RENT            BASE RENT              PER SQUARE FOOT
------          ---------            ---------              ---------------





       [(iii)   The notice, commencement and expiration dates of Tenant's
                option to renew under Article      of the Lease are
                ________________, ________________ and _______________,
                respectfully.]

         SECOND: Except for the provisions of this CONFIRMATION OF LEASE TERM AGREEMENT, all the terms, covenants and conditions contained in the Lease shall remain in full force and effect.

         IN WITNESS WHEREOF, this AGREEMENT has been executed as of the day and year first above written.

       LANDLORD:  THE PRUDENTIAL INSURANCE COMPANY OF
                  AMERICA


                  By:_________________________________________
                                              , Vice President


                  TENANT:_____________________________________


                  By:_________________________________________
                                              , Vice President

                            FIRST AMENDMENT OF LEASE

         AGREEMENT, made as of the 7th day of September, 1994, between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation having an office at 3 Gateway Center -- 13th Floor, Newark, New Jersey 07102 (hereinafter "Landlord") and JUDGE, INC., a Pennsylvania corporation, having its principal office at Two Bala Plaza, Bala Cynwyd, Pennsylvania 19004 (hereinafter "Tenant").

                                   WITNESSETH
WHEREAS:
         A. Landlord and Tenant entered into a written lease dated January 21, 1994 (hereinafter "Lease"), covering approximately 12,493 rentable square feet of space on the 8th Floor (hereinafter "Demised Premises"), in Landlord's building known as Two Bala Plaza (hereinafter "Building"), in Bala Cynwyd, Pennsylvania.

         B. Landlord and Tenant desire to amend the Lease to add to the Demised Premises that portion of the 8th Floor of the Building, shown outlined and hatched in black on the Floor plan annexed hereto as Exhibit A and containing approximately 765 rentable square feet (hereinafter "Additional Space").

         NOW, THEREFORE, in consideration of the following mutual terms and conditions, the Lease is hereby amended as follows:

         FIRST: Effective March 1, 1995 and for the balance of the term of this Lease to June 30, 2001:

         (i) the Demised Premises shall be enlarged to include the Additional Space;

         (ii) rentable square footage of the Demised Premises shall be increased by 765 rentable square feet from 12,493 rentable square feet to 13,258 rentable square feet;

         (iii) "Tenant's Percentage" under Article 5. (OPERATION AND MAINTENANCE COSTS AND REAL ESTATE TAXES ADDITIONAL RENT) of the Lease shall be increased by .2963% from 4.8395% to 5.1358%. The Base Year with respect to the Additional Space shall be calendar Year 1994.

         SECOND: From March 1, 1995 to June 30, 2000, the annual Base Rent shall be:


         For Additional Space

                                ANNUAL                   MONTHLY              BASE RENT
                    PERIOD     BASE RENT                BASE RENT              RATE PSF
                    ------     ---------                ---------              --------
         03/01/95-06/30/97     $16,065.00               $1,338.75                $21.00
         07/01/97-06/30/00     $16,830.00               $1,402.50                $22.00

         TOTAL
         -----


                                ANNUAL                   MONTHLY              BASE RENT
                    PERIOD     BASE RENT                BASE RENT              RATE PSF
                    ------     ---------                ---------              --------
         03/01/95-06/30/97     $278,418.00             $23,201.50                 $21.00
         07/01/97-06/30/00     $291,676.00             $24,306.33                 $22.00


         THIRD: Supplementing the provisions of Article 9 of the Lease, at Landlord's expense up to a maximum of $10,771.20,

Landlord agrees to construct the Additional Space in Landlord's Building Standard manner and in accordance with Tenant's interior design drawings and Final Plans and Specifications, which shall be prepared by Landlord's space planner, Space Design, Inc., at Landlord's expense (as part of Landlord's $10,771.20 allowance). Landlord's contribution of up to a maximum of $10,771.20 shall cover design fees, construction costs and fees (including the construction management fee of 14% payable to Premises Real Estate Services, Inc., Landlord's on-site property manager), labor and materials, construction permits, and reasonable overhead. In the event the cost of the design and construction of the Additional Space exceeds $10,771.20, then Tenant shall pay Landlord the entire amount of the excess, in lump sum, within thirty (30) days after Landlord's billing therefor.

         FOURTH: Except for the provisions of this First Amendment of Lease, all the terms, covenants and conditions contained in the Lease shall remain in full force and effect.

         IN WITNESS WHEREOF, this First Amendment of Lease shall be executed as of the day and year first above written.

                        THE PRUDENTIAL INSURANCE COMPANY
                                   OF AMERICA


                                   By: /s/ John S. Gregorits
                                       ---------------------------------
                                       John S. Gregorits, Vice President


ATTEST:                            JUDGE, INC.


By: /s/ Katharine Wiercinski       By: /s/ Martin E. Judge
    -------------------------          --------------------------------
                 Secretary             Martin E. Judge, President

                            SECOND AMENDMENT OF LEASE


         AGREEMENT, made as of the 7th day of November, 1994, between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation having an office at 3 Gateway Center -- 13th Floor, Newark, New Jersey 07102 (hereinafter "Landlord") and JUDGE, INC., a Pennsylvania corporation, having its principal office at Two Bala Plaza, Bala Cynwyd, Pennsylvania 19004 (hereinafter "Tenant").

                                   WITNESSETH
WHEREAS:
         A. Landlord and Tenant entered into a written lease dated January 21, 1994 (hereinafter "Lease"), covering approximately 12,493 rentable square feet of space on the 8th Floor (hereinafter "Initial Premises"), in Landlord's building known as Two Bala Plaza (hereinafter "Building"), in Bala Cynwyd, Pennsylvania.

         B. The Lease has been amended pursuant to the First Amendment of Lease dated as of September 7, 1994, which added to the Initial Premises a portion of the 8th Floor of the Building, containing approximately 765 rentable square feet (hereinafter "Additional Space").

         C. Landlord and Tenant desire to further amend the Lease to confirm the commencement and expiration dates of the Lease and the total annual Base Rent schedule for the entire term of the Lease.

         NOW, THEREFORE, in consideration of the following mutual terms and conditions, the Lease is hereby further amended as follows:

         FIRST: Landlord and Tenant confirm and agree that the term of the Lease commenced on July 1, 1994 and shall expire on June 30, 2000.

         SECOND: From March 1, 1995 to June 30, 2000, the total annual Base Rent for the Initial Premises and Additional Space shall be:

                                ANNUAL                 MONTHLY             BASE RENT
             PERIOD            BASE RENT              BASE RENT             RATE PSF
             ------            ---------              ---------             --------

         03/01/95-03/31/95                              $1,338.75*            $21.00
         04/01/95-06/30/97     $278,418.00             $23,201.50             $21.00
         07/01/97-06/30/00     $291,676.00             $24,306.33             $22.00

         *Reflects monthly Base Rent for Additional Space only and last month (i.e. 9th month) of Base Rent abatement for the Initial Premises.

         THIRD: Except for the provisions of this Second Amendment of Lease, all the terms, covenants and conditions contained in the Lease, as previously amended, shall remain in full force and effect.

         IN WITNESS WHEREOF, this Second Amendment of Lease shall be executed as of the day and year first above written.

                                    THE PRUDENTIAL INSURANCE COMPANY
                                         OF AMERICA


                                    By: /s/ John S. Gregorits
                                        ----------------------------------
                                        John S. Gregorits, Vice President


WITNESS:                            JUDGE, INC.


By: /s/ Katharine Wiercinski        By: /s/ Martin E. Judge
    ------------------------            ---------------------------
                Secretary               Martin E. Judge, President

                            THIRD AMENDMENT OF LEASE


         AGREEMENT, made as of the 2nd day of May, 1995, between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation having an office at 3 Gateway Center -- 13th Floor, Newark, New Jersey 07102 (hereinafter "Landlord") and JUDGE, INC., a Pennsylvania corporation, having its principal office at Two Bala Plaza, Bala Cynwyd, Pennsylvania 19004 (hereinafter "Tenant").

                                   WITNESSETH
WHEREAS:
         A. Landlord and Tenant entered into a written lease dated January 21, 1994 (hereinafter "Lease"), covering approximately 12,493 rentable square feet of space on the 8th Floor (hereinafter "Initial Premises"), in Landlord's building known as Two Bala Plaza (hereinafter "Building"), in Bala Cynwyd, Pennsylvania.

         B.  The Lease has been amended pursuant to:

             (i) the First Amendment of Lease, dated as of September 7, 1994, which added to the Initial
                    Premises a portion of the 8th Floor of the Building, containing approximately 765 rentable square feet (hereinafter "Additional Space"); and

             (ii) Second Amendment of Lease, dated as of November 7, 1994, which confirmed the commencement and expiration dates of the Lease and the total annual Base Rent schedule for the entire term.

         C. Landlord delivered possession of the Additional Space to Tenant on March 27, 1995 and not on March 1, 1995 as projected in the First Amendment of Lease.

         D. Landlord and Tenant desire to further amend the Lease to confirm the commencement date of the Lease with respect to the Additional Space and the total revised annual Base Rent schedule for the entire term of the Lease.

         NOW, THEREFORE, in consideration of the following mutual terms and conditions, the Lease is hereby further amended as follows:

         FIRST: Landlord and Tenant confirm and agree that the term of the Lease with respect to the Additional Space commenced on March 27, 1995 and shall expire on June 30, 2000. The effective date of March 1, 1995, appearing in Article FIRST of the First Amendment of Lease, is hereby amended to be March 27, 1995.

         SECOND: From March 27, 1995 to June 30, 2000, the total annual Base Rent for the Initial Premises and Additional Space shall be:


                                ANNUAL                  MONTHLY              BASE RENT
            PERIOD             BASE RENT               BASE RENT              RATE PSF
            ------             ---------               ---------              --------

         03/27/95-03/31/95                              $1,338.75*              $21.00
         04/01/95-06/30/97     $278,418.00             $23,201.50               $21.00
         07/01/97-06/30/00     $291,676.00             $24,306.33               $22.00

         *Reflects monthly Base Rent for Additional Space only and last month (i.e. 9th month) of Base Rent abatement for the Initial Premises.

         THIRD: Except for the provisions of this Third Amendment of Lease, all the terms, covenants and conditions contained in the Lease, as previously amended, shall remain in full force and effect.

         IN WITNESS WHEREOF, this Third Amendment of Lease shall be executed as of the day and year first above written.

                                    THE PRUDENTIAL INSURANCE COMPANY
                                         OF AMERICA


                                    By: /s/ Leigh Rae
                                        ---------------------------
                                        Leigh Rae, Vice President


WITNESS:                            JUDGE, INC.


By: /s/ Katharine A. Wiercinski     By: /s/ Martin E. Judge
    ---------------------------         ---------------------------
                Secretary               Martin E. Judge, President

                            FOURTH AMENDMENT OF LEASE

         AGREEMENT, made as of the 31st day of July, 1995, between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation having an office at 3 Gateway Center -- 13th Floor, Newark, New Jersey 07102 (hereinafter "Landlord") and JUDGE, INC., a Pennsylvania corporation, having its principal office at Two Bala Plaza, Bala Cynwyd, Pennsylvania 19004 (hereinafter "Tenant").

                                   WITNESSETH
WHEREAS:
         A. Landlord and Tenant entered into a written lease dated January 21, 1994 (hereinafter "Lease"), covering approximately 12,493 rentable square feet of space on the 8th Floor (hereinafter "Premises"), in Landlord's building known as Two Bala Plaza (hereinafter "Building"), in Bala Cynwyd, Pennsylvania.
         B. The Lease was amended pursuant to:

            (i) First Amendment of Lease, dated as of September 7, 1994, which added approximately 765 rentable square feet to the Premises;

            (ii) Second Amendment of Lease, dated as of November 7, 1994, which confirmed the commencement and expiration dates of the Lease and the total annual Base Rent schedule for the entire term;
                   and

             (iii) Third Amendment of Lease, dated as of May 2,
                   1995, which confirmed March 27, 1995 (instead of March 1, 1995) as the commencement date of the additional space under the First Amendment.

         C. Landlord and Tenant desire to further amend the Lease to add to the Premises that portion of the 4th Floor of the Building, shown outlined and hatched in black on the Floor plan annexed hereto as Exhibit A and containing approximately 9,635 rentable square feet (hereinafter "Additional Space").

         NOW, THEREFORE, in consideration of the following mutual terms and conditions, the Lease is hereby amended as follows:

         FIRST: Effective October 1, 1995 and for the balance of the term of this Lease to June 30, 2000:

             (i) the Premises shall be enlarged to include the Additional Space;

             (ii) rentable square footage of the Premises shall be increased by 9,635 rentable square feet from 13,258 rentable square feet to 22,893 rentable square feet; and

             (iii) "Tenant's Percentage" under Article 5. (OPERATION
                   AND MAINTENANCE COSTS AND REAL ESTATE TAXES
                   ADDITIONAL RENT) of the Lease shall be increased by 3.7324% from 5.1358% to 8.8682%.

         SECOND: From October 1, 1995 to June 30, 2000, the annual Base Rent shall be:
For Additional Space only:


                                 ANNUAL                MONTHLY              BASE RENT
                    PERIOD      BASE RENT             BASE RENT              RATE PSF
                    ------      ---------             ---------              --------

         10/01/95-06/30/97     $202,335.00             $16,861.25              $21.00
         07/01/97-06/30/00     $211,970.00             $17,664.17              $22.00

Total Annual Base Rent for Premises, including Additional Space:


                                 ANNUAL                MONTHLY              BASE RENT
                    PERIOD      BASE RENT             BASE RENT              RATE PSF
                    ------      ---------             ---------              --------
         10/01/95-06/30/97     $480,753.00             $40,062.75              $21.00
         07/01/97-06/30/00     $503,646.00             $41,970.50              $22.00



         THIRD: At Landlord's expense up to a maximum of $162,638.80, Landlord agrees to construct the Additional Space in Landlord's Building Standard manner and in accordance with Tenant's interior design drawings and Final Plans and Specifications, which shall be prepared by Landlord's space planner, Space Design, Inc., at Landlord's expense (as part of Landlord's $162,638.80 allowance). Landlord's contribution of up to a maximum of $162,638.80 shall cover design fees, construction costs and fees (including the construction management fee of 1 1/4% payable to Premises Real Estate Services, Inc., Landlord's on-site property manager), labor and materials, construction permits, and reasonable overhead. In the event the cost of the design and construction of the Additional Space exceeds $162,638.80, then Tenant shall pay Landlord the entire amount of the excess, in lump sum, within thirty (30) days after Landlord's billing therefor.

         FOURTH: Upon execution and delivery of this Fourth Amendment of Lease by Tenant, Tenant shall pay Landlord the sum of $33,722.50 which Landlord shall hold as additional Security Deposit under paragraph 4(d) of the Lease for a total Security Deposit of $55,585.25.

         FIFTH: Landlord hereby grants Tenant the Right of First Offer to lease the contiguous space of 1,708 rentable square feet on the Fourth Floor of the Building, presently vacant and shown outlined on the floor plan annexed hereto as Exhibit A ("First Offer Space"), upon the following terms and conditions:

         (a) Landlord will give Tenant written notice when Landlord is about to begin negotiations to lease all or a portion of the First Offer Space to a third party and Tenant shall have ten
                (10) days after receipt of such notice to notify Landlord of its exercise of the Right hereunder;

         (b) At the time Tenant notifies Landlord of its exercise of the Right, Tenant shall not be in default under any of the provisions of the Lease beyond any applicable cure period;

         (c) Base Rent for the First Offer Space shall be at the Fair Market rent for comparable space in the Building as of the date of Tenant's exercise of its Right of First Offer, which Fair Market rent shall in no event be less than the annual Base Rent plus total accrued additional rent per square foot under Article 5 on account of increases in Operation and Maintenance Costs and Real Estate Taxes payable by Tenant with respect to the Premises;

         (d) Tenant's Percentage under Article 5 above shall be increased by .6616%;

         (e) The effective date of the addition of the First Offer Space to the Premises shall be the 31st day after Tenant's receipt of Landlord's notice under (a) above;

         (f) Tenant agrees to accept the First Offer Space in "as is" condition, in the physical state and condition thereof on the effective date under (e) above;

         (g) Except for the provisions of paragraphs (c), (d), and (f) above, Tenant's lease of the First Offer Space shall be upon the same terms and conditions contained in the Lease; and

         (h) Upon Tenant's failure to exercise its Right of First Offer with respect to the First Offer Space, or any part thereof from time to time, within the time period provided under (a) above, Landlord shall have the right to pursue its negotiations for a lease of the First Offer Space, or part thereof, as the case may be, with the third party.



         SIXTH: Except for the provisions of this Fourth Amendment of Lease, all the terms, covenants and conditions contained in the Lease, as previously amended, shall remain in full force and effect.

         IN WITNESS WHEREOF, this Fourth Amendment of Lease shall be executed as of the day and year first above written.

                                    THE PRUDENTIAL INSURANCE COMPANY
                                         OF AMERICA


                                    By: /s/ Leigh Rae
                                        --------------------------
                                        Leigh Rae, Vice President


ATTEST:                             JUDGE, INC.


By: /s/ Katharine Wiercinski        By: /s/ Martin E. Judge
    ------------------------            ---------------------------
            Secretary                   Martin E. Judge, President

                            FIFTH AMENDMENT OF LEASE

         AGREEMENT, made as of the 4th day of March, 1996, between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation having an office at 3 Gateway Center -- 13th Floor, Newark, New Jersey 07102 (hereinafter "Landlord") and JUDGE, INC., a Pennsylvania corporation, having its principal office at Two Bala Plaza, Bala Cynwyd, Pennsylvania 19004 (hereinafter "Tenant").
                               W I T N E S S E T H
WHEREAS:
         A. Landlord and Tenant entered into a written lease dated January 21, 1994 (hereinafter "Lease"), covering approximately 12,493 rentable square feet of space on the 8th Floor (hereinafter "Premises"), in Landlord's building known as Two Bala Plaza (hereinafter "Building"), in Bala Cynwyd, Pennsylvania.
         B. The Lease was amended pursuant to:

            (i) First Amendment of Lease, dated as of September 7, 1994, which added approximately 765 rentable square feet to the Premises;

            (ii) Second Amendment of Lease, dated as of November 7, 1994, which confirmed the commencement and expiration dates of the Lease and the total annual Base Rent schedule for the entire term;

            (iii) Third Amendment of Lease, dated as of May 2, 1995, which confirmed March 27, 1995 (instead of March 1,
                   1995) as the commencement date of the
                   additional space under the First Amendment; and

            (iv) Fourth Amendment of Lease, dated as of July 31, 1995, which added 9,635 rentable square feet on the 4th Floor of the Building to the Premises.

         C. Landlord and Tenant desire to further amend the Lease to add to the Premises that portion of the 4th Floor of the Building, shown outlined and hatched in black on the Floor plan annexed hereto as Exhibit A and containing approximately 1,708 rentable square feet (hereinafter "Additional Space").

         NOW, THEREFORE, in consideration of the following mutual terms and conditions, the Lease is hereby further amended as follows:

         FIRST: Effective July 1, 1996 and for the balance of the term of this Lease to June 30, 2000:
             (i) the Premises shall be enlarged to include the Additional Space;

             (ii) rentable square footage of the Premises shall be increased by 1,708 rentable square feet from 22,893 rentable square feet to 24,601 rentable square feet; and

            (iii) "Tenant's Percentage" under Article 5. (OPERATION AND MAINTENANCE COSTS AND REAL ESTATE TAXES
                   ADDITIONAL RENT) of the Lease shall be increased by .6616% from 8.8682% to 9.5298%.

         SECOND: From July 1, 1996 to June 30, 2000, the annual Base Rent shall be:

For Additional Space only:



                                ANNUAL                  MONTHLY              BASE RENT
              PERIOD           BASE RENT               BASE RENT              RATE PSF
              ------           ---------               ---------              --------

         07/01/96-06/30/98     $40,992.00               $3,416.00               $24.00
         07/01/98-06/30/00     $42,700.00               $3,558.33               $25.00



Total Annual Base Rent for Premises, including Additional Space:


                                ANNUAL                 MONTHLY               BASE RENT
              PERIOD           BASE RENT              BASE RENT              RATE PSF
              ------           ---------              ---------              --------

         07/01/96-06/30/97     $521,745.00             $43,478.75              $21.21
         07/01/97-06/30/98     $544,638.00             $45,386.50              $22.14
         07/01/98-06/30/00     $546,346.00             $45,528.83              $22.21


         THIRD: At Landlord's expense up to a maximum of $29,036.00, Landlord agrees to construct the Additional Space in Landlord's Building Standard manner and in accordance with Tenant's interior design drawings and Final Plans and Specifications, which shall be prepared by Landlord's space planner, Space Design, Inc., at Landlord's expense (as part of Landlord's $29,036.00 allowance). Landlord's contribution of up to a maximum of $29,036.00 shall cover design fees, construction costs and fees (including the construction management fee of 1 1/4% payable to Premises Real Estate Services, Inc., Landlord's on-site property manager), labor and materials, construction permits, and reasonable overhead. In the event the cost of the design and construction of the Additional Space exceeds $29,036.00, then Tenant shall pay Landlord the entire amount of the excess, in lump sum, within thirty (30) days after Landlord's billing therefor.

         FOURTH: Upon execution and delivery of this Fourth Amendment of Lease by Tenant, Tenant shall pay Landlord the sum of $3,416.00 which Landlord shall hold as additional Security Deposit under paragraph 4(d) of the Lease for a total Security Deposit of $59,001.25.

         FIFTH: Landlord and Tenant agree that the provisions of this Fifth Amendment of Lease cover Tenant's exercise of the Right of First Offer under Article FIFTH of the Fourth Amendment of Lease. Therefore, Article FIFTH of the Fourth Amendment of Lease shall be deleted from the Fourth Amendment of Lease and shall be of no further force and effect.

         SIXTH: Tenant represents and warrants that Tenant has dealt directly and only with Premisys Real Estate Services, as broker, in connection with this Fifth Amendment of Lease and no other broker. Tenant hereby agrees to indemnify, defend and hold Landlord harmless from and against any claims, lawsuits, damages and costs, including attorneys' fees, incurred by Landlord by reason of the falsity or error of Tenant's foregoing warranty.

         SEVENTH: Except for the provisions of this Fifth Amendment of Lease, all the terms, covenants and conditions contained in the Lease, as previously amended, shall remain in full force and effect.

         IN WITNESS WHEREOF, this Fifth Amendment of Lease shall be executed as of the day and year first above written.

                                    THE PRUDENTIAL INSURANCE COMPANY
                                         OF AMERICA

                                    By:  Premisys Real Estate Services,
                                         Inc., as Agent


                                    By: /s/ Barbara L. Yamarick
                                        -----------------------------------
                                        Barbara L. Yamarick, Vice President


ATTEST:                                     JUDGE, INC.


By: /s/ Katharine Wiercinski       By: /s/ Martin E. Judge
    ------------------------           ---------------------------
                Secretary              Martin E. Judge, President